EXHIBIT 8.1

We have the following subsidiaries as of March 31, 2011:

Sr No.	Name of the Subsidiary Company	Country of incorporation
1	Sheba Properties Ltd.	India
2	Concorde Motors (India) Ltd.	India
3	HV Axles Ltd.	India
4	HV Transmissions Ltd.	India
5	TAL Manufacturing Solutions Ltd.	India
6	Tata Motors Insurance Broking and Advisory Services Ltd.	India
7	Tata Daewoo Commercial Vehicle Co. Ltd.	South Korea
8	Tata Motors European Technical Centre plc.	UK
9	Tata Technologies Ltd.	India
10	Tata Precision Industries Pte. Ltd.	Singapore
11	Tata Motors Finance Ltd.	India
12	Tata Motors (Thailand) Ltd.	Thailand
13	Tata Hispano Motors Carrocera S.A.	Spain
14	TML Holdings PTE Ltd.	Singapore
15	Tata Motors (SA) (Proprietary) Ltd.	South Africa
16	TML Distribution Company Ltd.	India
17	Tata Marcopolo Motors Ltd.	India
18	Trilix Srl	Italy
19	Tata Technologies (Thailand) Ltd	Thailand
20	Tata Technologies Pte. Ltd.	Singapore
21	INCAT International PLC.	UK
22	Tata Technologies Europe Ltd	UK
23	INCAT GmbH.	Germany
24	Tata Technologies Inc	USA
25	Tata Technologies de Mexico, S.A. de C.V.	Mexico
26	Tata Technologies Canada Inc.	Canada
27	Miljobil Greenland AS	Norway
28	Jaguar Land Rover Plc ( formerly known as JaguarLandRover Ltd)	UK
29	Jaguar Cars Overseas Holdings Ltd	UK
30	Jaguar Land Rover Austria GmbH	Austria
31	Jaguar Belux NV	Belgium
32	Jaguar Cars Ltd	UK
33	Jaguar Land Rover Japan Ltd	Japan
34	Jaguar Cars South Africa (pty) Ltd	South Africa
35	Jaguar Italia SpA	Italy
36	Jaguar Cars Exports Ltd	UK
37	The Daimler Motor Company Ltd	UK
38	The Jaguar Collection Ltd	UK
39	Daimler Transport Vehicles Ltd	UK
40	S.S. Cars Ltd	UK
41	The Lanchester Motor Company Ltd	UK
42	Jaguar Hispania Sociedad	Spain
43	Jaguar Deutschland GmbH	Germany
44	Land Rover	UK
45	Land Rover Group Ltd	Jersey

Sr No.	Name of the Subsidiary Company	Country of incorporation
46	Jaguar Land Rover North America LLC	USA
47	Land Rover Belux SA/NV	Belgium
48	Land Rover Ireland Ltd	Ireland
49	Jaguar Land Rover Nederland BV	Netherlands
50	Jaguar Land Rover Portugal - Veiculos e Pecas, LDA	Portugal
51	Jaguar Land Rover Australia Pty Ltd	Australia
52	Land Rover Exports Ltd	UK
53	Land Rover Italia SpA	Italy
54	Land Rover Espana SL	Spain
55	Land Rover Deutschland GmbH	Germany
56	Jaguar Land Rover Korea Co. Ltd	South Korea
57	Jaguar Land Rover Automotive Trading (Shanghai) Co. Ltd	China
58	Jaguar Land Rover Canada ULC	Canada
59	Jaguar Land Rover France, SAS	France
60	Jaguar Land Rover South Africa (pty) Ltd	South Africa
61	Jaguar Land Rover Brazil LLC	Brazil
62	Limited Liability Company “Jaguar Land Rover” (Russia)	Russia
63	Land Rover Parts Ltd	UK
64	Land Rover Parts US LLC	USA
65	Tata Hispano Motors Carrosseries Maghreb (formerly known as Carrosseries Hispano Maghreb Morocco)	Spain
66	Tata Daewoo Commercial Vehicle Sales and Distribution Co. Ltd.	South Korea
67	Tata Engineering Services (Pte) Limited	Singapore